                               EXHIBIT (8)(g)(1)
                               -----------------


          AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT BY AND BETWEEN
         PUTNAM VARIABLE TRUST, PUTNAM MUTUAL FUNDS CORP. AND PFL LIFE
                               INSURANCE COMPANY

                                    AMENDED
                                  SCHEDULE A

                             EFFECTIVE May 1, 2000


                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

-----------------------------------------------------------------------------------------------------------------------
         Name of Separate Account             Policies Funded by Separate                 Portfolios Applicable to
          and Date Established by                       Account                                   Policies
            Board of Directors
-----------------------------------------------------------------------------------------------------------------------
    PFL Retirement Builder Variable        PFL Life Insurance Company Policy          Putnam VT Global Growth Fund
    Annuity Account March 29, 1996                       Form                       Putnam VT Growth and Income Fund
                                                 No. AV288-101-95-796             Putnam VT Growth Opportunities Fund
                                          (including successor forms, addenda         Putnam VT Money Market Fund
                                         and endorsements - may vary by state           Putnam VT New Value Fund
                                          under marketing names: "Retirement
                                            Income Builder Variable Annuity"
                                          "First Union First Choice Variable
                                                       Annuity"
                                            (or successor marketing names)
-----------------------------------------------------------------------------------------------------------------------

PFL LIFE INSURANCE COMPANY                     PUTNAM VARIABLE TRUST

By:      /s/ William L. Busler                 By:      /s/ John R. Vereni
   -----------------------------------------      ------------------------

Name:     William L. Busler                    Name:    John R. Vereni
     ---------------------------------------        ------------------

Title:   President                             Title:   Vice President
      --------------------------------------         -----------------

Date:    April 7, 2000                         Date:    April 7, 2000
     ---------------------------------------        -----------------


PUTNAM MUTUAL FUNDS CORP.

By:      /s/ Eric S. Levy
     ---------------------------------------

Name:    Eric S. Levy
     ---------------------------------------

Title:   Senior Vice President
     ---------------------------------------

Date:    April 7, 2000
     ---------------------------------------